                                                                EXHIBIT 12

                                QWEST CORPORATION
                        RATIO OF EARNINGS TO FIXED CHARGES
                                 (IN MILLIONS)

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
                                                                                                                  Six Months
                                                                      Year Ended December 31,                   Ended June 30,
                                                         -------------------------------------------------     -----------------
                                                          1999      1998       1997       1996       1995       2000       1999
                                                         ------    ------     ------     ------     ------     ------     ------
Income before taxes...................................   $2,520    $2,150     $2,018     $2,001     $1,917     $1,335     $1,218
Interest expense (net of amounts capitalized).........      403       386        374        414        386        244        187
Interest factor on rentals (1/3)......................       78        56         67         54         60         46         39
                                                         ------    ------     ------     ------     ------     ------     ------
Earnings available for fixed charges..................   $3,001    $2,592     $2,459     $2,469     $2,363     $1,625     $1,444
                                                         ======    ======     ======     ======     ======     ======     ======
Interest expense......................................   $  430    $  411     $  394     $  445     $  426     $  272     $  202
Interest factor on rentals (1/3)......................       78        56         67         54         60         46         39
                                                         ------    ------     ------     ------     ------     ------     ------
Fixed charges.........................................   $  508    $  467     $  461     $  499     $  486     $  318     $  241
                                                         ======    ======     ======     ======     ======     ======     ======
Ratio of earnings to fixed charges....................     5.91      5.55       5.33       4.95       4.86       5.99       5.11
                                                         ======    ======     ======     ======     ======     ======     ======

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